                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



               Current Report Pursuant To Section 13 or 15(d) of

                      The Securities Exchange Act of 1934



       Date of Report (date of earliest event reported):  April 27, 1998


                           MAXWELL SHOE COMPANY INC.



           Delaware                                                                 04-2599205
(State or Other Jurisdiction of                   0-24026                         (IRS Employer
 Incorporation)                          (Commission File Number)               Identification No.)


         101 Sprague Street
           P.O. Box 37                                      02137
        Readville (Boston), MA                           (Zip Code)
(Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (617) 364-5090

                                      None
         (Former name or former address, if changed since last report)

ITEM 1.  CHANGE OF CONTROL OF REGISTRANT

     On April 27, 1998, Maxwell Shoe Company Inc. (the "Company") issued the press release attached hereto as Exhibit 99.1 announcing that, as of such date, certain stockholders of the Company, including Maxwell V. Blum, Betty Ann Blum, Marjorie W. Blum and a trust for the benefit of Eleanor Blum (collectively, the "Blum Family") consummated the sale of 5,044,167 shares of Class A Common Stock ("Common Stock") of the Company upon conversion of a like number of Class B shares and the exercise of stock options. The Company also announced that it sold 801,625 shares of Common Stock pursuant to the full exercise of an over-allotment option granted by the Company to the underwriters.

     As a result of the consummation of the above transactions (including certain management changes effected at the closing thereof), the Company is no longer controlled by Maxwell V. Blum or any member of the Blum Family.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   MAXWELL SHOE COMPANY INC.

Date:  May 4, 1998                       By:       /s/ Richard J. Bakos
                                            __________________________________
                                                       Richard J. Bakos
                                                   Chief Financial Officer


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                                 EXHIBIT INDEX


    Exhibit No.                            Description
    -----------                            -----------
        99.1          Press Release of the Registrant dated April 27, 1998.


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